EXHIBIT 8.1

List of Subsidiaries

Subsidiary	Country of Incorporation
Noumea Maritime Ltd.	Marshall Islands
Gregos Shipping Ltd.	Liberia
Corfu Navigation Ltd.	Marshall Islands
Hydra Shipowners Ltd.	Liberia
Spetses Shipowners Ltd.	Liberia
Kea Shipowners Ltd.	Liberia
Antwerp Shipping Ltd.	Marshall Islands
Keelung Shipping Ltd.	Marshall Islands
Oakland Shipping Ltd.	Marshall Islands
Busan Shipping Ltd	Marshall Islands
Jonathan Shipowners Ltd.	Liberia
Marcos Shipping Ltd.	Marshall Islands
Gregos Maritime Ltd.	Marshall Islands
Terataki Shipping Ltd.	Marshall Islands
Emmanuel Shipping Ltd.	Marshall Islands
Rena Shipping Ltd.	Marshall Islands
Tender Soul Shipping Ltd.	Marshall Islands
Leonidas Shipping Ltd.	Marshall Islands
Monica Shipowners Ltd.	Liberia
Stephania Shipping Ltd.	Liberia
Pepi Shipping Ltd.	Liberia
Dear Panel Shipping Ltd.	Liberia
Symeon Shipping Ltd.	Liberia
Eurocon Ltd.	Marshall Islands
Nikitas Shipping Ltd.	Marshall Islands
Elena Shipowners Ltd.	Marshall Islands
Argonaut Sponsor LLC	USA
Thrylos Shipping Ltd.	Liberia
Socrates Shipping Ltd.	Liberia
Danai Shipowners Ltd.	Liberia
Neni Shipping Ltd.	Liberia